Securities and Exchange Commission

                     Washington, DC  20549
                            Form 8-K
                         Current Report

             Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act
                  1934


                Date of Report October 28, 1996
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
    (Exact name of registrant as specified in its charter)
    Delaware                     1-9874                 94-2213782
   (State of other            (Commissione           (IRS Employer
   jurisdiction of             Number)                Identification No.)
   incorporation)



302 South 36th Street, Suite 400,                 Omaha, NE          68131
(Address of principal executive offices)                           Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500




                              N/A
 (Former name or former address, if changed since last report)


Item 5.  Other Events

     On October 28, 1996, the Registrant announced that CE Electric UK plc, which is indirectly owned 70% by the Registrant and 30% by Peter Kiewit Sons' Inc., had commenced an unsolicited $1.225 billion cash tender offer to acquire all the issued and outstanding ordinary and preference shares of Northern Electric plc ("Northern"). Northern is a regional electricity distribution and supply company in the United Kingdom that serves approximately 1.5 million customers in north east England. A copy of the press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.


Item 7.  Exhibits

    Press Release of CalEnergy Company, Inc., dated October 28, 1996.


                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.



                                   By: \s\ Douglas L. Anderson
                                        Douglas L. Anderson
                                        Assistant Secretary and
                                        Assistant General
                                        Counsel (U.S. and
                                        Corporate)

Dated: October 28, 1996